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                                                                 Exhibit 10.35

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is effective this 16th day of May, 2002 by and between FirstMerit Corporation, its subsidiaries and affiliates ("FirstMerit") and David G. Lucht ("Lucht").

                                  WITNESSETH:

      A. WHEREAS, FirstMerit and Lucht desire to enter into a relationship whereby Lucht will become employed by FirstMerit under the terms of this Agreement as Executive Vice President and Chief Credit Officer; and

      B. WHEREAS, as a condition of continued employment, FirstMerit has required that Lucht agree to refrain from competing with FirstMerit or disseminating or improperly using confidential information of FirstMerit and Lucht is willing to make such a commitment, in accordance with the provisions of this Agreement; and

      C. WHEREAS, FirstMerit and Lucht desire to enter into this Agreement to provide for the continuation of Lucht's services to FirstMerit for a term certain.


      IN CONSIDERATION of the foregoing, the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

      1.    Employment Duties

      During the term of this Agreement, Lucht shall serve as Executive Vice President and Chief Credit Officer. The Chairman and Chief Executive Officer shall, from time to time and subject to modification at any time and at his sole discretion, hereafter assign such responsibilities and duties as they may deem appropriate. Lucht shall faithfully, diligently, competently, and to the best of his ability, carry out those responsibilities and duties as assigned from time to time by the Chairman of the Board and Chief Executive Officer of FirstMerit.

      2.    Term of Agreement

      The term of this Agreement shall commence May 16, 2002, and shall continue until December 31, 2005, unless such term is earlier terminated as hereinafter provided. Lucht and FirstMerit agree that on January 1, 2006 Lucht shall become an at will employee of FirstMerit. In the event of a Change in Control during the term of this Agreement, employee shall receive the compensation and benefits set forth in paragraph 3 and 4 below for the remainder of the term of this Agreement. The term change in control shall be defined under the Change in Control Agreement and Displacement Agreement between Lucht and FirstMerit of even date. Any compensation and benefits to which Lucht is entitled under this Agreement are in addition to any compensation and benefits to which he may be entitled under the Change in Control Agreement and Displacement Agreement between Lucht and FirstMerit.


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      3.    Compensation

      During the term of this Agreement, FirstMerit shall pay Lucht for his services the sum of Nine Thousand Three Hundred Seventy-five Dollars ($9,375.00) paid semimonthly, subject to any salary increases that may occur from time to time and at the sole discretion of FirstMerit. The semimonthly amount to be paid hereunder shall be paid in accordance with FirstMerit's policies and shall be paid net of amounts withheld for federal, state or local income taxes, FICA, and such other applicable amounts as may be required to be paid during the term of this Agreement.

      Lucht shall also be eligible to participate in the bonus or other incentive compensation plan or programs, and stock option grants, plans or programs, offered or instituted by FirstMerit during the term of this Agreement.

      4.    Employee Benefits

      During the term of this Agreement, Lucht shall be eligible to participate in the following employee benefits from FirstMerit as applicable:

            (a) Lucht shall be eligible to participate in such retirement, medical, and other employee benefit plans as may be maintained by FirstMerit during the term of this Agreement.

            (b) Lucht shall be eligible to participant in the Executive Life Insurance Program that FirstMerit may maintain during the term of this Agreement. Lucht shall be personally obligated to pay any and all taxes associated with this life insurance benefit.

            (c) Lucht shall be granted stock options of FirstMerit common stock in accordance with the Restricted Stock Award Agreement dated May 16, 2002. Any unexercised and outstanding stock options will vest and will be exercisable in accordance with the terms of the Agreement.

            (d) Lucht shall be eligible to participate in the Executive Supplemental Retirement Plan ("SERP"). Such SERP benefits are defined in the plan documents as may be amended from time to time at the discretion of the FirstMerit Board of Directors.

            (e) Lucht shall be eligible to participate in the FirstMerit Executive Incentive Plan at performance levels established from time to time by the FirstMerit Board of Directors.

      5.    Termination

            (a) FirstMerit may terminate the employment of Lucht under the Agreement without notice for Just Cause. Notwithstanding anything to the contrary contained herein, it shall be considered Just Cause to terminate the Lucht's employment upon the happening of any of the following:


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                  1.    The retirement or death of Lucht;

                  2. Felonious criminal activity whether or not affecting the Employer;

                  3. Disclosure to unauthorized persons of Employer information which is considered by FirstMerit to be confidential;

                  4. Breach of any contract with, or violation of any legal obligation to, the FirstMerit or dishonesty; or

                  5. Gross negligence or insubordination in the performance of duties of the position held by the Employee.

      In the event of termination by the FirstMerit for Just Cause, Lucht shall not be entitled to receive salary or other benefits beyond the date of termination.

            (b) Upon termination of this Agreement pursuant to this paragraphs 2 or 6, the obligations of each of the parties hereunder shall expire as of the date of such termination, including, without limitation, the obligations of FirstMerit to pay any compensation to Lucht.

      6.    Trade Secrets and Confidential Information.

      Lucht acknowledges that, as Chief Credit Officer of FirstMerit Corporation, he has had extensive access to and has acquired various confidential information relating to the Business, including, but not limited to, financial and business records, customer lists and records, business plans, corporate strategies, information disclosed or discussed during any exit conference, employee information, wage information, and related information and other confidential information (collectively, the "Confidential Information"). Lucht agrees that the Confidential Information is and will be of special and unique value to FirstMerit. Lucht further acknowledges and covenants that, at all times, the Confidential Information is the sole property of FirstMerit and will constitute trade secrets and confidential information of FirstMerit, and that his knowledge of the Confidential Information will enable him to compete with FirstMerit in a manner likely to cause FirstMerit irreparable harm upon the use or disclosure of such matters. Therefore, Lucht hereby irrevocably covenants that he shall not, at any time after the date of this Agreement, use or disclose to any third party, directly or indirectly, any of the Confidential Information, except as permitted by this Agreement. Excluded from the definition of Confidential Information is (a) information which is publicly available, other than as a result of actions by Lucht in breach of this Agreement; and (b) information which is disclosed by FirstMerit to third parties on a non-confidential basis.


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      7.    Assignment

      This Agreement shall be binding upon the parties hereto, their respective heirs, personal representatives, executors, administrators and successors; provided, however, that no assignment or transfer of this Agreement by Lucht, including assignment or transfer by operation of law, shall be valid without the prior written consent of FirstMerit. FirstMerit may freely assign this Agreement without Lucht's consent.

      8.    Governing Law

      This Agreement shall be construed under and governed by the internal laws of the State of Ohio and properly venued in Summit County, Ohio. In the event that any provision of this Agreement shall be held to be void or unenforceable by a court of competent jurisdiction, this Agreement shall not be rendered null and void thereby but shall be construed and enforced as if such void or unenforceable provision was not originally a part of this Agreement.

      9.    Entire Agreement

      This Agreement sets forth the entire agreement of the parties herein with regard to the employment of Lucht and any oral or written statements, representations, agreements or understandings made or entered into prior to or contemporaneously with the execution of this Agreement, are hereby rescinded, revoked and rendered null and void by the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this 16th day of May, 2002.

Witnesses:                          FIRSTMERIT CORPORATION


                                    By:   /s/ John R. Cochran
                                         -------------------------------------
                                    Its: Chairman and Chief Executive Officer
                                         -------------------------------------

                                    /s/ David G. Lucht
                                    ------------------------------------------
                                    David G. Lucht


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